Chembio Appoints Sales Executives in Latin America, Africa, Asia Pacific

MEDFORD, NY, January 26, 2017 – Chembio Diagnostics, Inc. (Nasdaq: CEMI), a leader in point-of-care (POC) diagnostic tests for infectious diseases, announced today the appointment of three international sales executives to support the expansion of the company's commercial operations. Javier Gutman has joined the company as Regional Director, Latin America and Kenneth Burns has joined the company as Regional Director, Africa. Effective February 14, 2017, Mohan Anasalam will join the company as Regional Director, Asia Pacific.
The newly appointed sales executives will focus on increasing product sales, strengthening and expanding the company's distribution channels, and providing local support to customers and commercial partners in their respective areas of Latin America, Africa and Asia Pacific.
Mr. Gutman brings significant diagnostics commercial experience in Latin America. During the last sixteen years, he held a number of Latin America sales and marketing roles at Biomerieux including, General Manager of Colombia, Andean Region Manager, and head of Latin America distribution. Mr. Gutman holds a degree in Biochemistry from Universidad de Buenos Aires and a Masters degree in Marketing from Universidad Argentina de la Empresa. He resides in Bogota, Colombia and reports to Sharon Klugewicz, Chembio President – Americas region.
Mr. Burns brings significant HIV and rapid POC diagnostics commercial experience in Africa. During the last nine years, he was head of Africa sales and marketing at Trinity Biotech and was involved with PEPFAR, NGO and Country MoH funded HIV screening programs.  Mr. Burns holds degrees in Biochemistry and Chemical Pathology from University of Cape Town. He resides in Johannesburg, South Africa and reports to Robert Passas, Chembio President – EMEA and APAC regions.
Mr. Anasalam will bring significant POC diagnostics commercial experience in Asia Pacific. During the last seven years, he was head of Southeast Asia sales at Hemocue and was involved in a number of POC products in the region. Mr. Anasalam holds a degree in Commerce from Deakin University in Australia. He resides in Kuala Lumpur, Malaysia and reports to Robert Passas, Chembio President – EMEA and APAC regions.
Chembio CEO John Sperzel commented, "We are delighted to announce the expansion of our sales team and the addition of highly-accomplished POC sales executives in Latin America, Africa and Asia Pacific, which are key markets for our existing sexually transmitted disease tests and our anticipated fever and tropical disease tests. During the last two years, with funding and support from the Paul G. Allen Family Foundation, the Bill & Melinda Gates Foundation, and the U.S Government (HHS/ASPR/BARDA, CDC), we have leveraged our patented DPP® technology platform to focus on the development of POC tests for diseases like Malaria, Dengue, Zika, Chikungunya, Ebola, Lassa, and Marburg. As we have made significant R&D progress on stand-alone and multiplex tests, the timing is right to strengthen and expand our distribution channels in Latin America, Africa and Asia Pacific, where fever and tropical diseases are endemic and where we believe there are significant markets for both existing and new products. Under the leadership of Robert Passas and Sharon Klugewicz, we expect Javier, Kenneth, and Mohan to make significant contributions toward our commercial success in Latin America, Africa and Asia Pacific."
About Chembio Diagnostics

Chembio Diagnostics, Inc. develops, manufactures, licenses and markets proprietary rapid diagnostic tests in the growing $8.0 billion point-of-care testing market. Chembio markets each of its DPP® HIV 1/2 Assay, HIV 1/2 STAT-PAK® Assay, and SURE CHECK® HIV 1/2 Assay, with these Chembio brand names, in the U.S. and internationally, both directly and through third-party distributors.  The Company's SURE CHECK® HIV 1/2 Assay previously has been exclusively sold in the U.S. as Clearview® Complete HIV 1/2 Assay.
Chembio has developed a patented point-of-care (POC) test platform technology, the Dual Path Platform (DPP®) technology, which has significant advantages over lateral-flow technologies. This technology is providing Chembio with a significant pipeline of business opportunities for the development and manufacture of new products.
Headquartered in Medford, NY, Chembio is licensed by the U.S. Food and Drug Administration (FDA) as well as the U.S. Department of Agriculture (USDA), and is certified for the global market under the International Standards Organization (ISO) directive 13485. Chembio Diagnostic Systems Inc. is a wholly-owned subsidiary of Chembio Diagnostics, Inc. For more information, please visit: www.chembio.com.
Forward-Looking Statements
Statements contained herein that are not historical facts may be forward-looking statements within the meaning of the Securities Act of 1933, as amended. Forward-looking statements include statements regarding the intent, belief or current expectations of the Company and its management. Such statements, which are estimates only, reflect management's current views, are based on certain assumptions, and involve risks and uncertainties. Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to Chembio's ability to obtain additional financing and to obtain regulatory approvals in a timely manner, as well as the demand for Chembio's products. Chembio undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in Chembio's expectations with regard to these forward-looking statements or the occurrence of unanticipated events. Factors that may impact Chembio's success are more fully disclosed in Chembio's most recent public filings with the U.S. Securities and Exchange Commission.
Contacts:

Chembio Diagnostics
Susan Norcott
(631) 924-1135, ext. 125
snorcott@chembio.com

Vida Strategic Partners (investor relations)
Stephanie C. Diaz
(415) 675-7401
sdiaz@vidasp.com